EXHIBIT 99.2

FOOTNOTES:

Notes to Footnote 1


The following table sets forth (i) the number of shares of Common Stock purchased by the reporting persons in the transaction reported on this Form 4 and (ii) the number of shares of Common Stock held directly by the reporting persons following the reported transaction. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                   SHARES OF
                                                  SHARES OF       COMMON STOCK
                                                COMMON STOCK       HELD BY THE
                                                  PURCHASED     HOLDER FOLLOWING
                                               IN THE REPORTED    THE REPORTED
HOLDER                                           TRANSACTION      TRANSACTION
------                                         ---------------  ----------------

Atlas Venture Fund III, L.P.                       26,261           142,750
Atlas Venture Entrepreneurs' Fund III, L.P.           571             3,103
Atlas Venture Fund V, L.P.                         57,775            57,775
Atlas Venture Parallel Fund V-A, C.V.              14,354            14,354
Atlas Venture Entrepreneurs' Fund V, L.P.             962               962